Exhibit 99.3

INTEGRATED SECURITY SYSTEMS, INC. ANNOUNCES MERGER COMBINING TALENTS OF TWO ACCESS AND PERIMETER PROTECTION COMPANIES TO CREATE INDUSTRY'S LARGEST SUPPLIER.

September 8, 2003 - Irving, TX - Integrated Security Systems, Inc. (ISSI), (OTCBB Symbol: IZZI) announced today the merger of its subsidiary, B&B Electromatic, Inc., a leading provider of safety traffic control systems and security gates, and ARMR Services Corporation (ARMR), a primary supplier of high security crash rated barriers and parking control equipment, into one entity establishing the industry's largest provider of access and perimeter protection. The new company will operate under the name B&B ARMR Corporation.

The terms of the merger consist largely of the common stock of ISSI for the families of Paul Roland and Scott Rosenbloom, the principals of ARMR.

"We are extremely excited about this new chapter of ISSI. ARMR Services Corporation is well known for providing innovative and high quality products," Peter Beare, Chairman and CEO, of B&B ARMR Corp, said. "The combination of these two companies forms a very strong base from which to build a world class company."

The merger supports both companies' overall strategy of engineering superior, durable perimeter protection products and backing them with a robust set of value-added services.

"This merger results in a perfect blend of talents within the perimeter security industry that will allow us to expand our product lines with even more value-added services," Paul Roland, ARMR President and now President and COO of B&B ARMR, said. "The new organization will also give us the opportunity to leverage the wide array of marketing, engineering and industry expertise so we may further enhance our market position."

The collaborative effort will combine a vast range of products and solutions enabling B&B ARMR to provide its customers with best of breed solutions for access and perimeter protection. C.A. Rundell, Jr., Chairman and CEO, Integrated Security Systems, Inc., said." This represents tremendous opportunity for exciting growth. It will take several quarters for us to see our financial results reflect our full potential while we integrate and build the platform for growth."

About B&B ARMR Corporation
B&B ARMR Corporation engineers and manufactures high security crash rated barriers and parking control equipment for commercial and institutional use throughout the world. B&B ARMR offers turn key installation services for its security and control products and supplies parts and services for vehicle barriers manufactured by other companies. The company's roots can be traced to 1925, and they assert a high profile customer list that includes the Pentagon, San Diego Naval Station, G.E. Headquarters, Hertz, FDA, FAA Headquarters, Department of State and several foreign embassies. For additional information, please visit www.bb-armr.com.



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About Integrated Security Systems, Inc. (ISSI)
Headquartered in Irving, Texas, ISSI is a technology company that designs, develops and markets safety equipment and security software to the commercial, industrial and governmental marketplaces. ISSI is a leading provider of traffic control and safety systems within the road and bridge and perimeter security gate industries. ISSI designs, manufactures and distributes warning gates, crash barriers (anti-terrorist and traffic control barriers), lane changers, airport and navigational lighting and perimeter security gates and operators. ISSI's Intelli-Site(R) provides users with a software solution that integrates existing subsystems from multiple vendors without incurring the additional costs associated with upgrades or replacement. Intelli-Site(R) features a user-defined graphics interface that controls various security devices within one or multiple facilities. ISSI conducts its design, development, manufacturing and distribution activities through two wholly owned subsidiaries: BB ARMR Corporation and Intelli-Site, Inc. For more information, please visit www.integratedsecurity.com, www.bb-armr.com or www.intelli-site.com.

This information contains certain forward-looking statements. It is important to note that ISSI's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following: operations may not improve as projected, new products may not be accepted by the marketplace as anticipated, or new products may take longer to develop than anticipated.

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CONTACTS:
C. A. Rundell, Jr., Chairman, CEO, Integrated Security Systems, Inc. - (972) 444-8280 Peter Beare, Chairman and CEO, B&B ARMR Corporation - (800) 367-0387



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